Exhibit 99.7

July 1, 2021

LinkDoc Technology Limited (the “Company”)

11/F Building A

Zhonggang International Square

Haidian District, Beijing

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on April 8, 2021 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Pingyan Chen
Name: Pingyan Chen